PAGAYA

Pagaya Reports Fourth Quarter and Full Year 2024 Results

- *Reported results exceed all previously guided operational metrics*
- *Company initiates guidance on GAAP profitability for the full year 2025; expects to be GAAP Net Income profitable in 2nd quarter of 2025*
- *Fair market value of investment portfolio marked down by $156 million, with $229 million of credit-related impairments and a positive reclassification of $79 million in Other Comprehensive Income, net of non-controlling interests*
- *Company does not expect investments from 2021-2023 vintages to have a material impact on its performance going forward*

New York, NY and Tel Aviv, Israel – February 13, 2025 – Pagaya Technologies Ltd. (NASDAQ: PGY) ("Pagaya", the "Company" or "we"), a global technology company delivering artificial intelligence infrastructure for the financial ecosystem, today announced financial results for the fourth quarter and full year 2024.

For additional information, view Pagaya's fourth quarter 2024 letter to shareholders here.

"We delivered another quarter of strong operating and financial results, with all key metrics ahead of guidance and enter 2025 on the strongest footing in our history, while addressing legacy issues," said Gal Krubiner, co-founder and CEO of Pagaya Technologies. "We have bolstered our balance sheet flexibility, cash flow generation and operating leverage and are positioned to demonstrate our earnings power and sustainable revenue growth in 2025 and onward. We have re-marked our investments in loans & securities including the 2021 - 2023 vintages, and no longer expect them to have a material impact on our performance going forward. Pagaya is fully self-funded, with inaugural GAAP profitability guidance, and we look forward to demonstrating long-term value for our shareholders, our lending and funding partners, and US consumers."

Fourth Quarter and Full Year 2024 Highlights

All comparisons are made versus the same period in 2023 and on a year-over-year basis unless otherwise stated.

- **Record network volume of $2.6 billion in 4Q'24 (at the high-end of outlook of ~$2.4 billion to $2.6 billion)**, grew by 9% year-over-year, driven primarily by Personal Loans. Network volume increased by 17% in FY'24 to a record $9.7 billion.
- **Continued partner growth and expanded enterprise relationships,** including addition and expansion of the OneMain partnership and addition of Avvance, the POS lending solution offered by U.S. Bank and Elavon.

PAGAYA

- **The Company raised $6 billion across 17 asset-backed securitizations ("ABS") in 2024** and was once again the number one personal loan ABS issuer in the US by issuance size, with a funding base of over 130 institutional investment firms.
- **The Company executed its 3rd pass-through securitization of 2024 in December for $100 million**, a total of $250 million during the year. **The Company announced a forward flow agreement with Blue Owl in February totaling $2.4 billion** over 24 months, its second large forward flow, together totaling ~$2 billion in annual funding capacity. **Completed term loan upsizing with improved terms and additional corporate lending partners**, part of previously-announced refinancing transactions to reduce interest expense and unlock additional balance sheet liquidity.
- **Record total revenue and other income of $279 million in 4Q'24 (exceeding outlook of ~$257 to $272 million)**, increased 28% year-over-year, driven primarily by 31% growth in fee revenue. Total revenue and other income increased by 27% in FY'24 to $1.03 billion.
- **GAAP operating income of $32 million** grew by $21 million year-over-year in 4Q'24 and by $91 million for FY'24.
- **Record revenue from fees less production costs ("FRLPC") as a % of network volume** improved 132 basis points year-over-year to 4.5% in the fourth quarter.
- **Record operating leverage in 4Q'24,** core operating expense represented 49% of FRLPC, from 52% last quarter and 67% in the year-ago quarter, the lowest level since going public.
- **Net loss attributable to Pagaya shareholders of ($238) million in 4Q'24, and ($401) million for FY'24,** was impacted by non-cash items such as fair value adjustments and share-based compensation expense.
- **Record adjusted EBITDA of $64 million in 4Q'24 (exceeding outlook of ~$49 to $59 million),** grew 88% year-over-year with adjusted EBITDA margin up 728 basis points to 23.0%. Adjusted EBITDA increased to a record $210 million in FY'24 from $82 million in FY'23.
- **Adjusted net income of $13 million in 4Q'24 and $67 million for FY'24**, excluding non-cash items such as share-based compensation and fair value adjustments.

First Quarter 2025 Outlook

	1Q'25
Network Volume	Expected to be between $2.5 billion and $2.7 billion
Total Revenue and Other Income	Expected to be between $280 million and $295 million
Adjusted EBITDA	Expected to be between $65 million and $75 million
GAAP Net Income	Expected to be between ($20) million and breakeven

Full Year 2025 Outlook

	FY'25
Network Volume	Expected to be between $10.25 billion and $11.75 billion

Total Revenue and Other Income Expected to be between $1.15 billion and $1.275 billion Adjusted EBITDA Expected to be between $265 million and $315 million GAAP Net Income Profitability expected in 2Qʼ25; between $10 million and $40 million for FYʼ25 Webcast The Company will hold a webcast and conference call today, February 13, 2025, at 830 a.m. Eastern Time. A live webcast of the call will be available via the Investor Relations section of the Companyʼs website at investor.pagaya.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly before the call, the accompanying materials will be made available on the Companyʼs website. Shortly after the call, a replay of the webcast will be available for 90 days on the Companyʼs website. The conference call can also be accessed by dialing 18774079208 or 12014936784. The telephone replay can be accessed by dialing 18445122921 or 14123176671 and providing the conference ID# 13751027. The telephone replay will be available starting shortly after the call until Thursday, February 27, 2025. A replay will also be available on the Investor Relations website following the call. About Pagaya Technologies Pagaya NASDAQ PGY is a global technology company making life-changing financial products and services available to more people nationwide. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides comprehensive consumer credit and residential real estate solutions for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. Pagaya has offices in New York and Tel Aviv. For more information, visit pagaya.com. Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements generally are identified by the words “anticipate,ˮ “believe,ˮ “continue,ˮ “can,ˮ “could,ˮ “estimate,ˮ “expect,ˮ “intend,ˮ “may,ˮ “opportunity,ˮ “future,ˮ “strategy,ˮ “might,ˮ “outlook,ˮ “plan,ˮ “possible,ˮ “potential,ˮ “predict,ˮ “project,ˮ “should,ˮ “strive,ˮ “will,ˮ “would,ˮ “will be,ˮ “will continue,ˮ “will likely result,ˮ and similar expressions. All statements other than statements of historical fact are forward-looking statements, including statements regarding: The Companyʼs strategy and future operations, including the Companyʼs expectations regarding sustainable revenue growth and the Companyʼs ability to deliver consistent results for its lending partners and investors; the Companyʼs ability to continue to drive sustainable gains in profitability; the Companyʼs ability to achieve continued momentum in its business; the Companyʼs ability to achieve positive net cash flow in 2025; the Companyʼs ability to achieve GAAP net income profitability in the second quarter of 2025; the Companyʼs financial outlook for Network Volume, Total Revenue and Other Income, Adjusted EBITDA and GAAP net income for the first quarter of 2025 and the Companyʼs financial outlook for

Network Volume, Total Revenue and Other Income, Adjusted EBITDA and GAAP net income for the full year 2025. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: the Company's ability to attract new partners and to retain and grow its relationships with existing partners to support the underlying investment needs for its securitizations and funds products; the need to maintain a consistently high level of trust in its brand; the concentration of a large percentage of its investment revenue with a small number of partners and platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; its ability to improve, operate and implement its technology, its existing funding arrangements for the Company and its affiliates that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; the performance of loans facilitated through its model; changes in market interest rates; its securitizations, warehouse credit facility agreements; the impact on its business of general economic conditions, including, but not limited to rising interest rates, inflation, supply chain disruptions, exchange rate fluctuations and labor shortages; its ability to realize the potential benefits of past or future acquisitions; anticipated benefits and savings from our announced reduction in workforce; changes in the political, legal and regulatory framework for AI technology, machine learning, financial institutions and consumer protection; the ability to maintain the listing of our securities on Nasdaq; the financial performance of its partners, and fluctuations in the U.S. consumer credit and housing market; its ability to grow effectively through strategic alliances; seasonal fluctuations in our revenue as a result of consumer spending and saving patterns; pending and future litigation, regulatory actions and/or compliance issues and other risks that are described in and the Companyʼs Form 10K filed on April 25, 2024 and subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, reflect the Companyʼs current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements. Financial Information; Non-GAAP Financial Measures Some of the unaudited financial information and data contained in this press release and Form 8K, such as Fee Revenue Less Production Costs (“FRLPCˮ), FRLPC as a % of volume, Adjusted EBITDA and Adjusted Net Income, have not been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAPˮ). To supplement the unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP, management uses the non-GAAP financial measures FRLPC, FRLPC as a % of volume, Adjusted Net Income and Adjusted EBITDA to provide investors with additional information about our financial performance and to enhance the overall understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our business. Management believes these non-GAAP measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our unaudited consolidated financial statements prepared and presented in accordance with U.S.

GAAP. To address these limitations, management provides a reconciliation of Adjusted Net Income and Adjusted EBITDA to net income (loss) attributable to Pagayaʼs shareholders and a calculation of FRLPC and FRLPC as a % of volume. Management encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted Net Income and Adjusted EBITDA in conjunction with its respective related GAAP financial measures. Non-GAAP financial measures include the following items: Fee Revenue Less Production Costs (“FRLPCˮ) is defined as revenue from fees less production costs. FRLPC as a % of volume is defined as FRLPC divided by Network Volume. Adjusted Net Income is defined as net income (loss) attributable to Pagaya Technologies Ltd.̓s shareholders excluding share-based compensation expense, change in fair value of warrant liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, and non-recurring expenses associated with mergers and acquisitions. Adjusted EBITDA is defined as net income (loss) attributable to Pagaya Technologies Ltd.̓s shareholders excluding share-based compensation expense, change in fair value of warrant liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, non-recurring expenses associated with mergers and acquisitions, interest expense, depreciation expense, and income tax expense (benefit). The foregoing items are excluded from our Adjusted Net Income and Adjusted EBITDA measures because they are noncash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe FRLPC, FRLPC as a % of volume, Adjusted Net Income and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included FRLPC, FRLPC as a % of volume, Adjusted Net Income and Adjusted EBITDA because these are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. The tables below provide reconciliations of Adjusted EBITDA to Net Loss Attributable to Pagaya Technologies Ltd., its most directly comparable U.S. GAAP amount. In addition, Pagaya provides outlook for the first quarter and full year 2025 on a non-GAAP basis. The Company cannot reconcile its expected Adjusted EBITDA to expected Net Loss Attributable to Pagaya under “Full Year 2025 Outlookˮ without unreasonable effort because certain items that impact net income (loss) and other reconciling items are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Companyʼs U.S. GAAP financial results.

Investors & Analysts Joshua Fagen Head of Investor Relations & COO of Finance IR@pagaya.com Media & Press Emily Passer Head of PR & External Communications Press@pagaya.com

PAGAYA TECHNOLOGIES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
Revenue				
Revenue from fees	$ 275,669	$ 210,428	$ 1,004,550	$ 772,814
Other Income				
Interest income	7,619	7,783	32,291	38,748
Investment (loss) income	(3,894)	(167)	(4,593)	489
Total Revenue and Other Income	279,394	218,044	1,032,248	812,051
Production costs	158,204	134,482	597,652	508,944
Technology, data and product development (1)	18,601	17,550	76,571	74,383
Sales and marketing (1)	15,376	9,576	50,404	49,773
General and administrative (1)	55,474	45,784	240,781	203,351
Total Costs and Operating Expenses	247,655	207,392	965,408	836,451
Operating Income (Loss)	31,739	10,652	66,840	(24,400)
Other expense, net	(272,280)	(25,633)	(487,962)	(156,768)
Loss Before Income Taxes	(240,541)	(14,981)	(421,122)	(181,168)
Income tax expense	16,585	5,056	24,576	15,571
Net Loss Including Noncontrolling Interests	(257,126)	(20,037)	(445,698)	(196,739)
Less: Net loss attributable to noncontrolling interests	(19,204)	(5,619)	(44,292)	(68,301)
Net Loss Attributable to Pagaya Technologies Ltd.	$ (237,922)	$ (14,418)	$ (401,406)	$ (128,438)
Per share data:				
Net loss per share:				
Basic and Diluted (3)	$ (3.20)	$ (0.24)	$ (5.66)	$ (2.14)
Non-GAAP adjusted net income (2)	$ 13,225	$ 12,389	$ 66,866	$ 16,556
Non-GAAP adjusted net income per share:				
Basic (3)	$ 0.18	$ 0.20	$ 0.94	$ 0.28
Diluted (3)	$ 0.17	$ 0.20	$ 0.83	$ 0.27
Weighted average shares outstanding:				
Basic (3)	74,334,181	61,292,498	70,879,807	60,038,893
Diluted (3)	75,914,852	63,133,967	83,929,801	61,693,526

(1) The following table sets forth share-based compensation for the periods indicated below:

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
Technology, data and product development	$ 1,710	$ 3,460	$ 8,695	$ 12,375
Selling and marketing	5,072	2,237	14,666	13,216
General and administrative	8,863	8,046	38,136	45,464
Total	**$ 15,645**	**$ 13,743**	**$ 61,497**	**$ 71,055**

(2) See "Reconciliation of Non-GAAP Financial Measures."

(3) Share amounts have been retroactively adjusted to reflect the 1-for-12 reverse share split effected on March 8, 2024.

PAGAYA TECHNOLOGIES LTD. CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (In thousands) December 31, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 187,921 $ 186,478 Restricted cash 18,595 16,874 Fees and other receivables 112,222 79,526 Investments in loans and securities 7,797 2,490 Prepaid expenses and other current assets 24,944 18,034 Total current assets 351,479 303,402 Restricted cash 20,002 19,189 Fees and other receivables 29,182 34,181 Investments in loans and securities 756,322 714,303 Equity method and other investments 21,933 26,383 Right-of-use assets 36,876 55,729 Property and equipment, net 37,974 41,557 Goodwill 23,062 10,945 Intangible assets 12,821 2,550 Prepaid expenses and other assets 1,421 137 Total non-current assets 939,593 904,974 Total Assets $ 1,291,072 $ 1,208,376 Liabilities and Shareholders’ Equity Current liabilities: Accounts payable 6,992 1,286 Accrued expenses and other liabilities 45,362 28,562 Current maturities of operating lease liabilities 6,453 6,931 Current portion of long-term debt 17,750 — Secured borrowing 109,079 37,685 Income taxes payable 9,858 461 Total current liabilities 195,494 74,925 Non-current liabilities: Warrant liability 893 3,242 Revolving credit facility — 90,000 Long-term debt 303,567 — Exchangeable notes 146,342 — Secured borrowing 67,010 234,028 Operating lease liabilities 30,611 43,940 Long-term tax and deferred tax liabilities, net 31,359 22,242 Total non-current liabilities 579,782 393,452 Total Liabilities 775,276 468,377 Redeemable convertible preferred shares 74,250 74,250 Shareholders’ equity: Ordinary shares — — Additional paid-in capital 1,282,022 1,101,914 Accumulated other comprehensive (loss) income (11,488) 444 Accumulated deficit (944,043) (542,637) Total Pagaya Technologies Ltd. shareholders’ equity 326,491 559,721 Noncontrolling interests 115,055 106,028 Total shareholders’ equity 441,546 665,749 Total Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ Equity $ 1,291,072 $ 1,208,376

PAGAYA TECHNOLOGIES LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) Year Ended December 31, 2024 2023 Cash flows from operating activities Net loss including noncontrolling interests $ (445,698) $ (196,739) Adjustments to reconcile net income (loss) to net cash used in operating activities: Equity method loss (income) 4,593 (488) Depreciation and amortization 28,753 19,127 Share-based compensation 61,497 71,055 Fair value adjustment to warrant liability (2,349) 1,842 Impairment loss on investments in loans and securities 414,014 134,510 Gain on sale of investment in loans and securities (7,922) — Write-off of capitalized software 3,245 2,475 Debt issuance costs amortization 3,739 — Loss (gain) on foreign exchange 4,189 (1,320) Other non-cash items 367 — Change in operating assets and liabilities: Fees and other receivables (24,004) (20,740) Prepaid expenses and other assets (9,239) 12,912 Right-of-use assets 1,115 3,854 Accounts payable 5,678 (448) Accrued expenses and other liabilities 6,861 (17,770) Operating lease liability 522 (3,712) Income taxes 21,159 5,019 Net cash provided by operating activities 66,520 9,577 Cash flows from investing activities Proceeds from the sale/maturity/prepayment of: Investments in loans and securities 227,771 172,061 Equity method and other investments 31 — Cash and restricted cash acquired from Darwin Homes, Inc. — 1,608 Payments for the purchase of: Investments in loans and securities (693,941) (566,173) Intangible assets (5,500) — Property and equipment (17,737) (20,189) Equity method and other investments (175) — Acquisition of Theorem Technology, Inc., net of cash acquired (9,094) — Net cash used in investing activities (498,645) (412,693) Cash flows from financing activities Proceeds from sale of ordinary shares, net of issuance costs 89,956 — Proceeds from issuance of redeemable convertible preferred shares, net — 74,250 Proceeds from long-term debt 341,845 — Proceeds from exchangeable notes 152,000 — Proceeds from secured borrowing 265,656 338,472 Proceeds received from noncontrolling interests 63,960 19,955 Proceeds from revolving credit facility 59,000 130,000 Proceeds from exercise of stock options 3,305 4,334 Proceeds from issuance of ordinary shares from the Equity Financing Purchase Agreement 11,865 27,892 Distributions made to noncontrolling interests (9,820) (43,767) Payments made to revolving credit facility (149,000) (55,000) Payments made to secured borrowing (361,428) (206,390) Payments made to long-term debt (14,000) — Debt issuance costs (16,651) —

Settlement of share-based compensation in satisfaction of tax withholding requirements — (650) Net cash provided by financing activities 436,688 289,096 Effect of exchange rate changes on cash, cash equivalents and restricted cash (586) (515) Net increase (decrease) in cash, cash equivalents and restricted cash 3,977 (114,535) Cash, cash equivalents and restricted cash, beginning of period 222,541 337,076 Cash, cash equivalents and restricted cash, end of period $ 226,518 $ 222,541

PAGAYA TECHNOLOGIES LTD. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) ($ in thousands, unless otherwise noted) Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Net Loss Attributable to Pagaya Technologies Ltd. $ (237,922) $ (14,418) $ (401,406) $ (128,438) Adjusted to exclude the following: Share-based compensation 15,645 13,743 61,497 71,055 Fair value adjustment to warrant liability (1,991) (1,921) (2,349) 1,842 Impairment loss on certain investments 234,995 12,603 394,484 52,381 Write-off of capitalized software 100 3 3,245 1,938 Restructuring expenses — — 3,583 5,450 Transaction-related expenses 488 1,656 2,095 6,153 Non-recurring expenses 1,910 723 5,717 6,175 Adjusted Net Income 13,225 12,389 66,866 16,556 Adjusted to exclude the following: Interest expenses 26,085 10,808 90,183 30,740 Income tax expense 16,585 5,056 24,576 15,571 Depreciation and amortization 8,278 5,966 28,753 19,155 Adjusted EBITDA $ 64,173 $ 34,219 $ 210,378 $ 82,022 Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Fee Revenue Less Production Costs (FRLPC): Revenue from fees $ 275,669 $ 210,428 $ 1,004,550 $ 772,814 Production costs 158,204 134,482 597,652 508,944 Fee Revenue Less Production Costs (FRLPC) $ 117,465 $ 75,946 $ 406,898 $ 263,870 Fee Revenue Less Production Costs % (FRLPC %): Fee Revenue Less Production Costs (FRLPC) $ 117,465 $ 75,946 $ 406,898 $ 263,870 Network Volume (in millions) 2,604 2,380 9,705 8,299 Fee Revenue Less Production Costs % (FRLPC %) 4.5% 3.2% 4.2% 3.2%